Stein & Company, LLP
Certified Public Accountants
Jon Stein, Certified Public Accountant
jonsteincpa@yahoo.com:

Member of the American Institute of Certified Public Accountants
655 N. Central Ave. 17th Floor
Glendale, CA 91203

Member of the California Society of Certified Public Accountants
Phone: (818) 649-8350
Cell: (818) 634-2276

CONSENT OF INDEPENDENT REGISTERED ACCOUNTING FIRM

We consent to the inclusion in this Registration Statement on Form S-1 of our report dated June 20, 2013 with respect to the audited financial statements of HealthTalk Live, Inc. for the years ended March 31, 2013 and 2012.

We also consent to the references to us under the heading "Experts" in therein.

Stein & Company LLP

Stein & Company, LLP